Exhibit 10p.-1)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

Paragraph 5.1 of the Employment Agreement between the undersigned parties dated July 2, 1997 is amended to delete the last four lines of the paragraph and to add the language below and Paragraphs 5.2 and 5.3 hereby are deleted and replaced by the following, to conform to the original intent of the parties:

5.1 ...Company's Retirement Plan without any reduction based on age at retirement under the schedule in the Appendix to the ESRIP. If entitled to receive ESRIP benefits under this Agreement, Dodson may select any of the benefit payment options under Section 3.01 of the ESRIP for which he is eligible.

5.2 Full ESRIP. NNG shall be liable under the ESRIP to pay Dodson the full ESRIP benefit using the 65 percent normal retirement income target provided under Section 2.01-1(b) of the ESRIP once any of the following conditions has been satisfied:

          (a) Dodson's employment is terminated for any reason after he completes the Second Term;

          (b) Dodson becomes totally and permanently disabled at any time during employment by NNG;

          (c) NNG terminates Dodson without cause, where "cause" has the meaning set forth in paragraph 4(iii) of Dodson's separate severance agreement dated September 15, 1997; or

          (d) Dodson becomes entitled to receive severance benefits for termination of employment in connection with a change of control, where such entitlement is determined under the provisions of Dodson's separate severance agreement dated September 15, 1997.

5.3 One-half ESRIP. At the end of the initial Term, or at any time thereafter prior to completing the Second Term, NNG shall be liable under the ESRIP to pay Dodson a one-half ESRIP benefit using a 32.5 percent normal retirement income target under ESRIP Section 2.01-1(b) in place of the 65 percent target if Dodson terminates employment with NNG under circumstances where he is not entitled to full ESRIP benefits under 5.2 above.

IT IS SO AGREED:

NORTHWEST NATURAL                           MARK S. DODSON
GAS COMPANY

/s/ Richard G. Reiten                       /s/ Mark S. Dodson
--------------------------                  --------------------
Title:   President and CEO                   Dated:   December 18, 1997
Dated:   December 18, 1997

APPROVED BY THE BOARD OF DIRECTORS OF NORTHWEST NATURAL GAS COMPANY

                          By: /s/ Benjamin R. Whiteley
                             ----------------------------
                                Its Lead Director
                             Dated: December 18, 1997